                                                           Exhibit 10.1

IN THE DISTRICT COURT OF THE VIRGIN ISLANDS

DIVISION OF ST. THOMAS AND ST. JOHN

v.	xxxxx
UNITED STATES OF AMERICA, Plaintiff, v. THE TERMINIX INTERNATIONAL COMPANY LIMITED PARTNERSHIP and TERMINIX INTERNATIONAL USVI, LLC Defendants	Criminal No. 2017-07 Violation: 7 U.S.C. § 136j(a)(2)(G) (Use of a Registered Pesticide in a Manner Inconsistent with its Labeling)

PLEA AGREEMENT

A.PARTIES TO THE AGREEMENT

The United States of America (United States) through its undersigned attorneys, together with the defendants, THE TERMINIX INTERNATIONAL COMPANY LIMITED PARTNERSHIP (TERMINIX LP), and TERMINIX INTERNATIONAL USVI, LLC (TERMINIX USVI), respectfully advise the Court that they have reached a plea agreement pursuant to Fed. R. Crim. P. 11(c)(1)( B).  The plea agreement relates to the resolution of criminal charges arising out of TERMINIX LP’s and TERMINIX USVI’s role in the illegal application of methyl bromide, a restricted-use pesticide, in residential and other unauthorized locations in the United States Virgin Islands.  The following paragraphs set forth the specific terms and conditions of the plea agreement between the United States, TERMINIX LP and TERMINIX USVI.

B.TERMS

1. Defendants, TERMINIX LP and TERMINIX USVI agree to enter pleas of guilty to a four-count Information, charging each with violating the Federal Insecticide, Fungicide, and Rodenticide Act, (FIFRA), 7 U.S.C. § 136j(a)(2)(G).

a.The FIFRA violations to which the defendants will plead guilty are Class A misdemeanors.  The United States estimates that the gross pecuniary loss resulting from the defendants’ criminal conduct charged in Count One of the Information is not less than $2 million.  Defendants agree that each defendant is therefore subject to a maximum potential fine as to Count One of twice the pecuniary loss under the Alternative Fines Act. 18 U.S.C. § 3571(d).  The defendants also agree that the statutory maximum fine of not more than $200,000 applies to Counts Two, Three and Four. 18 U.S.C. 3571(c)(5), for a total maximum fine of $4.6 million for each defendant.  The parties agree that defendants have not admitted any facts that would permit a maximum fine in excess of $4.6 million each.

b.In exchange for the defendants’ pleas of guilty, and full compliance with the terms of this plea agreement, the United States will not file any additional criminal charges against the defendants or any related entities based on the facts underlying the four-count Information set out in the Factual Basis for the Conviction in Section H of this plea agreement and presently known to the government.  The United States acknowledges that the defendants have cooperated fully concerning the investigation into the conduct underlying the Information.  The defendants agree to continue to fully cooperate with the government upon reasonable requests with respect to its ongoing investigation.

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C.ELEMENTS OF THE OFFENSE

2.  The Information charges four counts of misuse of a pesticide in violation of 7 U.S.C. § 136j(a)(2)(G). The essential elements of the offense are the same for each count.

A.Counts One through Four.

7 U.S.C. 136j(a)(2)(G) ‑ Improper use of a registered pesticide prohibited.

(2) It shall be unlawful for any person –

(G) To use any registered pesticide in a manner inconsistent with its labeling.

D.SPECIAL ASSESSMENTS

3.  Defendants, TERMINIX LP and TERMINIX USVI are obligated to pay a Special Assessment of $125.00 on each misdemeanor count of conviction. 18 U.S.C. § 3013(a)(1) (B)(iii).  The total Special Assessment in this case is $500.00 for each defendant.  TERMINIX LP and TERMINIX USVI agree to pay the Special Assessment for each count to the Clerk of the Court on the day of the sentencing.

4.  Unless otherwise ordered, should the Court impose a fine of more than $2,500 as part of the sentence, interest will be charged on the unpaid balance of a fine amount not paid within fifteen days after the judgment date, pursuant to 18 U.S.C. § 3612(f).  Other penalties and fines may be assessed on the unpaid balance of a fine pursuant to 18 U.S.C. §§ 3572(h) and (i) and 3612(g).

E.RESTITUTION AND OTHER FINANCIAL MATTERS

5.The parties agree that the defendants have resolved all claims involving the Esmond family.  The family has advised the government that they have received full satisfaction through their settlement with defendants.  The parties agree that defendants are not subject to an order of restitution under 18 U.S.C. § 3563(b)(2) or otherwise as to the Esmond family in this case.

6.The defendant TERMINIX USVI and the United States agree that TERMINIX USVI shall make restitution to the United States Environmental Protection Agency (EPA) in the amount of $1 million for response costs associated with the EPA response and clean-up of the affected residential units at the Sirenusa Resort, St. John, United States Virgin Islands.

7.   Upon request of the government, the defendants agree to provide to the Financial Litigation Unit (FLU) of the United States Attorney’s Office, at least 30 days before sentencing and also upon request of the FLU during any period of probation imposed by the Court, a complete and sworn financial statement of defendants TERMINIX LP and TERMINIX USVI.  The defendants further agree, upon request of FLU whether made before or after sentencing, to promptly: cooperate in the identification of assets in which the defendants have an interest, cooperate in the liquidation of any such assets, and participate in an asset deposition related to the satisfaction of the terms and conditions of this agreement.

F.APPLICABILITY OF SENTENCING GUIDELINES

8.  Defendants TERMINIX LP and TERMINIX USVI understand and agree that the Sentencing Reform Act of 1984 and the Sentencing Guidelines relating to the Sentencing of Organizations (Chapter 8) apply in this case, except for the imposition of a fine.  Instead, the amount of the fine is to be determined under 18 U.S.C. §§ 3553 and 3571.  All other sections of Chapter 8 of the Sentencing Guidelines that are applicable to organizational defendants are applicable to this case, including provisions for probation and community service.  TERMINIX LP and TERMINIX USVI further understand that the Court considers the applicable Sentencing Guidelines as advisory and not mandatory and it may, in its discretion, depart from those Guidelines under some circumstances. United States v. Booker, 543 U.S. 220 (2005).  Defendants TERMINIX LP and TERMINIX USVI expressly understand that all relevant Sentencing Guideline determinations will be made by the Court, based upon input from the defendants, the United States, and the United States Probation Officer who prepares a pre-sentence investigation report if ordered by the District Court.

G.SENTENCING RECOMMENDATION

9.  Defendants TERMINIX LP and TERMINIX USVI and the United States agree and recommend that the Court impose the following sentence.

a. TERMINIX LP: a fine of $4 million and a three-year term of probation;

b. TERMINIX USVI: a fine of $4 million and a three-year term of probation.

Special Conditions of Probation

10.Defendants TERMINIX LP and TERMINIX USVI and the United States agree and recommend that in addition to the general conditions of probation imposed by the District Court, the District Court should impose the following Special Conditions of Probation:

a. TERMINIX USVI must make a community service payment of $1 million to the National Fish and Wildlife Foundation for the purpose of engaging a third party to provide training to pesticide applicators in the United States Virgin Islands.  The community service payment and its purpose are set out more fully in Attachment A and incorporated into this plea agreement.

b. TERMINIX USVI shall make restitution to EPA as provided in paragraph 6.

c. All fines and payments under this plea agreement, except the Special Assessments, are due within fifteen days of judgment.

d. TERMINIX LP shall ensure that TERMINIX USVI makes all payments TERMINIX USVI is required to make under this plea agreement.

e. TERMINIX LP and TERMINIX USVI are prohibited from using methyl bromide in the United States or any U.S. territory except for existing government contracts.

f. TERMINIX LP and TERMINIX USVI must demonstrate for EPA Region II’s approval that changes to their fumigation policies and compliance systems are sufficient to avoid future pesticide misapplication.

 H.FACTUAL BASIS FOR CONVICTION

11.    If this matter were to proceed to trial, the parties agree that the government would prove the following facts beyond a reasonable doubt, and that said facts constitute the crimes charged in the Information.

At all times material to the Information, TERMINIX LP was a Delaware limited partnership engaged in providing residential and commercial pest control services throughout the United States.  Its principal place of business was 860 Ridge Lake Blvd., Memphis, Tennessee.   TERMINIX USVI was a United States Virgin Islands Limited Liability Company engaged in providing residential and commercial pest control services throughout the Virgin Islands.  Its principal place of business was 6300 Estate Peter’s Rest, Suite 1, Christiansted, St. Croix.  TERMINIX USVI, through its employees and agents, including Employee “A,” was a “commercial applicator” under FIFRA.  7 U.S.C. § 136(e)(3).

Employee “A” was the Branch Manager of TERMINIX USVI, and a Certified Pesticide Applicator by the government of the Virgin Islands.  Employee “A” reported to a regional manager of TERMINIX LP and provided approximately monthly written updates concerning revenue and inventories, including methyl bromide inventories.    TERMINIX USVI provided,

among other things, supervision and management over Employee “A” and other employees, who were at all relevant times acting within the scope of their employment and, at least in part, for the benefit of TERMINIX LP.  Defendant TERMINIX USVI was acting at all relevant times for defendant TERMINIX LP as an agent because TERMINIX LP provided management and oversight to defendant TERMINIX USVI.  There is no evidence that any TERMINIX LP employee purchased or transported any methyl bromide for use in the United States Virgin Islands, or sold or conducted any methyl bromide fumigation services in the United States Virgin Islands.

Methyl bromide is an odorless, colorless liquid under pressure and becomes a gas when exposed to the atmosphere.  EPA has determined that methyl bromide is acutely toxic.  It is a registered restricted-use pesticide.  40 C.F.R. § 152.175.   TERMINIX USVI, through Employee “A,” regularly purchased and used methyl bromide which was registered with the EPA as METH-O-GAS Q (# 5785-41), Methyl Bromide Quarantine Fumigant (# 8536-29), or Methyl Bromide 100 (# 8536-15).  Pursuant to their then-current approved labels, these methyl bromide products were not authorized for any residential, non-commodity, or non-agricultural application.  Methyl bromide use is restricted to U.S.D.A. or state-supervised agriculture soil application, quarantine, and pre-shipment uses.

TERMINIX USVI provided pest control services in the Virgin Islands including fumigation treatments for Powder Post Beetles. These fumigation treatments were referred to as “tape and seal” jobs, meaning that the affected area was to be sealed off from the rest of the structure with plastic sheeting and tape prior to introduction of the fumigant.  Customers were generally told by TERMINIX USVI sales employees that methyl bromide was the most effective treatment for Powder Post Beetles.  Customers were generally told that after a treatment they could not enter the building for a two- to three-day period.

March 18, 2015, Application.

On or about March 18, 2015, at approximately 8:00 a.m., Employee “A,” and another employee of TERMINIX USVI, went to the Sirenusa Resort in St. John, Virgin Islands, to perform a pesticide treatment in accordance with a  TERMINIX USVI Service Agreement dated September 30, 2014.  TERMINIX USVI stated that methyl bromide would be used as the fumigant.  Employee “A” and the other TERMINIX USVI employee went to the lower rental unit of Building J and “taped and sealed” off the kitchen area with plastic sheeting. The sheeting was nailed to the ceiling and sealed to the floor with duct tape.  After taping and sealing the kitchen area, Employee “A” placed one end of a tube under the sheeting into a bucket inside the taped-off area.  The other end of the tube was placed on the valve of the methyl bromide canister.  Employee “A” opened the valve on the METH-O-GAS Q canister and allowed the gas to enter the taped-off area of Building J’s lower unit.  The lower unit was a totally separate residential unit from the upper unit.  The residential application was inconsistent with the label for METH-O-GAS Q.

Unknown to Employee “A” and the other employee of TERMINIX USVI, the upper unit in Building J was occupied by the Esmonds, a Delaware family of four who were on vacation.  Mr. Esmond was the assistant head-of-school at a private middle school in Wilmington, Delaware.  Dr. Devine (the mother) was a dentist with a successful dental practice in Wilmington.  The older son was in 11th grade and the younger son was in 9th grade.  The family was physically active and both teens were athletic.

Via various means, methyl bromide from the lower unit in Building J migrated to the upper unit of Building J where the Esmonds were staying.  On July 24, 2015, the Agency for Toxic Substances and Disease Registry reported that on March 20, 2015, the Esmonds were transported to a hospital with a 24-hour history of progressive neurologic symptoms, including generalized weakness, severe myoclonus, fasciculations, altered sensorium, and word-finding difficulty.  Three family members required endotracheal intubation and mechanical ventilation.  The patients’ neurologic syndrome was consistent with acute methyl bromide toxicity.

Prior Applications at Sirenusa.

On or about October 20, 2014, the defendants TERMINIX LP, through TERMINIX USVI, and TERMINIX USVI, through its employees and agents, including Employee “A,” acting as a commercial applicator, applied the restricted-use pesticide Methyl Bromide Quarantine Fumigant, or another restricted-use registered pesticide containing methyl bromide, in residential housing at the Sirenusa Resort: Building H, upper unit; Building I, lower unit; Building C, upper unit; and Building C, lower unit in St. John, Virgin Islands. The residential applications were inconsistent with the label for Methyl Bromide Quarantine Fumigant.

Prior Applications at Other Virgin Islands Locations.

Defendants TERMINIX LP, through TERMINIX USVI, and TERMINIX USVI, through its employees and agents, including Employee “A,” acting as a commercial applicator, applied the restricted-use pesticide methyl bromide at other locations around the Virgin Islands as set forth in the following chart:

DATELOCATION

September 7, 201256-58 Hill Street, St. Croix

November 13, 2012336 Herman Hill, St. Croix

January 18, 2013Louis E. Brown Community Center, St. Croix

January 24, 201342 Villa Madeline, St. Croix

April 16, 20136 Southgate Condo, St. Croix

June 4, 2013165 Estate Judith’s Fancy, St. Croix

June 26, 201352 Cotton Valley, St. Croix

July 3, 2013423 Carden Beach, St. Croix

September 6, 201397 Estate Judith’s Fancy, St. Croix

January 15, 201424 Eliza’s Retreat, St. Croix

February 24, 201452 Estate Cotton Valley, St. Croix

February 25, 201442 Estate Cotton Valley, St. Croix

February 9, 201516 Estate Solberg, St. Thomas

  The applications at the locations above in the Virgin Islands by Employee “A” were variations of the “tape and seal” method previously described.

All of the above applications by Employee “A” of the restricted-use pesticide methyl bromide were inconsistent with the label for the methyl bromide products used, 7 U.S.C. § 136j(a)(2)(G).  The defendants TERMINIX LP and TERMINIX USVI agree that pecuniary loss of $2,000,000 resulted from the offense charged in Count One of the Information and that each defendant is subject to a maximum potential fine of $4,000,000, which is twice the pecuniary loss with respect to Count One under the Alternative Fines Act. 18 U.S.C. § 3571(d).

Waiver of Rights

12.   Waiver of Trial Rights and Consequences of Plea:  Defendants TERMINIX LP and TERMINIX USVI understand that they have the right to be represented by an attorney at every stage of the proceeding.  TERMINIX LP and TERMINIX USVI understand that each one of them has the right to plead not guilty or to persist in that not guilty plea if it has already been made, the right to be tried by a jury with the assistance of counsel, the right to confront and cross-examine the witnesses against it, and the right to compulsory process for the attendance of witnesses to testify in its defense.  TERMINIX LP and TERMINIX USVI further understand that by pleading guilty each waives and gives up those rights if the plea of guilty is accepted by the Court, and if so there will not be a further trial of any kind.

13.  Waiver of Statute of Limitations:   Defendants TERMINIX LP and TERMINIX USVI understand and agree that should the conviction following their pleas of guilty and pursuant to this plea agreement be vacated for any reason, then any criminal prosecution that is not time-barred by the applicable statute of limitations on the date of the signing of this plea agreement may be commenced or reinstated against the defendants, notwithstanding the expiration of the statute of limitations between the signing of this plea agreement and the commencement or reinstatement of such criminal prosecution.  Defendants TERMINIX LP and TERMINIX USVI agree to waive all defenses based on the statute of limitations with respect to any prosecution that is not time-barred on the date the plea agreement is signed pursuant to this paragraph.

14.  Waiver of Right to Appeal and Collateral Attack:  Defendants acknowledge that under certain circumstances each is entitled to appeal its conviction and sentence.  It is specifically agreed that neither the government nor the defendant will appeal or collaterally attack in any proceeding the conviction or sentence imposed by the Court on defendant, except on the grounds of ineffective assistance of counsel, so long as the District Court imposes a sentence in accordance with Fed. R. Crim. P. 11(c)(1)(B) that is consistent with the facts agreed to and admitted herein and the Sixth and Eighth Amendments to the United States constitution.  Defendants TERMINIX LP and TERMINIX USVI expressly acknowledge that they are otherwise waiving their rights with respect to future challenges to their convictions or sentences knowingly and intelligently.

15. Waiver of Claims under § 3006A:  Defendants TERMINIX LP and TERMINIX USVI further agree to waive any claim under 18 U.S.C. § 3006A for attorneys’ fees and other litigation expenses arising out of the investigation and prosecution of this matter.

Acknowledgment of Guilt and Voluntariness of Plea

16.  Defendants TERMINIX LP and TERMINIX USVI each acknowledge that it is entering into this agreement and is pleading guilty freely and voluntarily because it is guilty of the offenses charged in the Information.  Defendants TERMINIX LP and TERMINIX USVI further acknowledge that each is entering into this agreement without reliance upon any discussions between the United States and TERMINIX LP and TERMINIX USVI (other than those described in this plea agreement), without promise of benefit of any kind (other than the concessions contained in this plea agreement), and without threats, force, intimidation, or coercion of any kind.  Defendants TERMINIX LP and TERMINIX USVI further acknowledge that each has a full understanding of the nature of the offense to which each is pleading guilty, including the penalties provided by law.  The voluntary nature of TERMINIX LP’s and TERMINIX USVI’s pleas of guilty and the acknowledgment of their full understanding of the nature of the offenses charged against them are evidenced by the corporate resolutions authorizing the entry of their pleas of guilty.  (Copies of said resolutions are attached hereto as Attachment B and are incorporated herein).  Defendants TERMINIX LP and TERMINIX USVI also acknowledge complete satisfaction with the representation and advice received from their undersigned attorneys, Timothy K. Webster, Esquire, Kevin A. Rames, Esquire, and Thomas L. Campbell, Esquire.  Defendants TERMINIX LP and TERMINIX USVI and the undersigned attorneys are unaware of any conflict of interest concerning the representation of TERMINIX LP and TERMINIX USVI, in this case.

Scope of Agreement

17.  In exchange for defendants’ guilty pleas and the other terms in this plea agreement, the United States agrees to not file any further criminal actions against defendants and any related corporate entities for any conduct related to the government investigation into the application of methyl bromide in the Virgin Islands of which the government presently has knowledge.  TERMINIX LP and TERMINIX USVI acknowledge and understand that this plea agreement is limited to the undersigned parties and cannot bind any other federal authority, or any state or local authority, unless otherwise provided by law.

Satisfaction of Federal Environmental Criminal Liability; Breach

18.  The guilty pleas of defendants TERMINIX LP and TERMINIX USVI, if accepted by the Court, will satisfy the Department of Justice Environmental Crimes Section and the United States Attorney’s Office for the District of the Virgin Islands with respect to TERMINIX LP’s and TERMINIX USVI’s federal environmental criminal liability in the District of the Virgin Islands as a result of the conduct which is the basis of the Information filed in this case, and known to the United States up to the date of the filing of the Information.  This plea agreement does not protect from prosecution or otherwise extend to individual persons not a party or signatory to this agreement.

19.  Defendants TERMINIX LP and TERMINIX USVI understand that if, before sentencing, they violate any term or condition of this agreement, engage in any criminal activity, or fail to appear for sentencing, the United States may void all or part of this agreement.  If the agreement is voided in whole or in part, defendants TERMINIX LP and TERMINIX USVI agree and acknowledge that they will not be permitted to withdraw their pleas of guilty.

No Other Promises

20.  Defendants TERMINIX LP and TERMINIX USVI acknowledge that no other promises, agreements, or conditions have been entered into other than those set forth in this plea agreement, and none will be entered into unless set forth in writing and signed by all the parties.

Agreed to and accepted, this 20th day of January, 2017.

  /s/ Ronald W. Sharpe

RONALD W. SHARPE

United States Attorney

District of the Virgin Islands

 /s/ Howard P. Stewart

HOWARD P. STEWART

Environmental Crimes Section

U.S. Department of Justice

P.O. Box 7611

Washington, DC 20044

(202) 305-0334

howard.stewart@usdoj.gov

 /s/ Kim L. Chisholm

KIM L. CHISHOLM

Senior Litigation Counsel

Assistant United States Attorney

District of the Virgin Islands

kim.chisholm@usdoj.gov

Plea agreement between and among Terminix International Company Limited Partnership, Terminix International USVI, LLP, and the United States.

Agreed to and accepted, this 18th day of January, 2017.

By:    /s/ Thomas L. Campbell

Thomas L. Campbell, Esquire

Secretary

TERMINIX INTERNATIONAL USVI, LLC

on authority from the Member

Plea agreement between and among The Terminix International Company Limited Partnership, Terminix International USVI, LLC, and the United States.

Agreed to and accepted, this 18th day of January, 2017.

By:    /s/ Thomas L. Campbell

Thomas L. Campbell, Esquire

THE TERMINIX INTERNATIONAL COMPANY

LIMITED PARTNERSHIP

on authority from its General and Limited Partners

Plea agreement between and among The Terminix International Company Limited Partnership, Terminix International USVI, LLC, and the United States.

Agreed to and accepted, this 18th day of January, 2017.

 /s/ Kevin A. Rames
Kevin A. Rames, Esquire

Law Offices of K. A. Rames, P.C.

Suite 3, 2111 Company Street

Christiansted, St. Croix

U.S. Virgin Islands 00820

Attorney for the defendants

TERMINIX INTERNATIONAL USVI, LLC &

THE TERMINIX INTERNATIONAL COMPANY

LIMITED PARTNERSHIP

Plea agreement between and among The Terminix International Company Limited Partnership, Terminix International USVI, LLC, and the United States.

Agreed to and accepted, this 18th day of January, 2017.

 /s/ Timothy K. Webster
Timothy K. Webster, Esquire*

James R. Wedeking, Esquire*

Sidley Austin LLP

1501 K Street, NW

Washington, D.C.  20005

Attorneys for the defendants

TERMINIX INTERNATIONAL USVI, LLC &

THE TERMINIX INTERNATIONAL COMPANY

LIMITED PARTNERSHIP

*Motion for admission pro hac vice to be filed

Plea agreement between and among The Terminix International Company Limited Partnership, Terminix International USVI, LLC, and the United States

Agreed to and accepted, this 18th day of January, 2017.

 /s/ Thomas L. Campbell
Thomas L. Campbell, Esquire*

Vice President & Deputy General Counsel

ServiceMaster Global Holdings, Inc.

860 Ridge Lake Blvd.

Memphis, TN  38120

Attorney for the defendants

TERMINIX INTERNATIONAL USVI, LLC &

THE TERMINIX INTERNATIONAL COMPANY

LIMITED PARTNERSHIP

*Motion for admission pro hac vice to be filed

CORPORATE RESOLUTION

ACTION BY WRITTEN CONSENT

OF THE GENERAL PARTNER AND LIMITED PARTNER OF

THE TERMINIX INTERNATIONAL COMPANY LIMITED PARTNERSHIP

January 17, 2017

The undersigned, being the sole general partner (the “General Partner”) and the sole limited partner (the “Limited Partner”) of The Terminix International Company Limited Partnership, a Delaware limited partnership, (the “Company”), pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §§ 17-101, et seq.) and the Third Amendment and Restated Agreement of the Limited Partnership, dated as of July 19, 2007, hereby consents to the adoption of the following:

WHEREAS, the Company desires to resolve the investigation initiated by the United States Department of Justice Environmental Crimes Section (the “DOJ”) related to allegations that a Terminix branch used methyl bromide as a fumigant at a resort in St. John, U.S. Virgin Islands, as well as other applications of methyl bromide by Terminix International USVI, LLC; and

 WHEREAS, the Company has evaluated and reviewed the matter, consulted with counsel, and the DOJ and the Company propose to enter into a  Plea Agreement (“Plea Agreement”) and it is deemed advisable and in the best interests of the Company to enter into the Plea Agreement and pay the fines and penalties imposed pursuant to the Plea Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized and directed to enter a plea of guilty in the above referenced DOJ matter solely in conjunction and in accordance with the terms and conditions of the Plea Agreement and any new Information that may be filed by the DOJ; and

FURTHER RESOLVED, that Thomas L. Campbell, as Vice President and Assistant Secretary of the General Partner on behalf of the Company and as internal counsel of the Company, and Timothy K. Webster and Kevin A. Rames, as outside counsel of the Company, are hereby authorized to and directed to execute the Plea Agreement with the DOJ, and any other documents required by the DOJ or the United States District Court of the Virgin Islands in conjunction with the Plea Agreement, all in the form and content as required.

General Partner

TERMINIX INTERNATIONAL, INC.

By:    /s/ Thomas L. Campbell              Thomas L. Campbell, Vice President & Assistant Secretary

Limited Partner

SERVICEMASTER CONSUMER SERVICES LIMITED

PARTNERSHIP

By: SMCS Holdco II, Inc., its general partner

By:    /s/ Thomas L. Campbell

      Thomas L. Campbell, Vice President & Secretary

STATE OF TENNESSEE

             §

SHELBY OF COUNTY

Subscribed and sworn, before me on this the 17th day of January, 2017.

       /s/ Gloria J. Clark

       Gloria J. Clark, Notary Public

My Commission Expires:  July 16, 2017

CORPORATE RESOLUTION

ACTION BY WRITTEN CONSENT

OF THE SOLE MEMBER AND THE MANAGER OF

TERMINIX INTERNATIONAL USVI, LLC

January 17, 2017

The undersigned, being the sole member and the manager of Terminix International USVI, LLC, a United States Virgin Islands limited liability company, (the “Company”), hereby takes the following action by unanimous written consent without a meeting, pursuant to Section 1404(d) of the United States Virgin Islands Limited Liability Company Act, permitting such action to be taken as of the date set forth above and hereby directs that this action be filed with the minutes of the Company.

WHEREAS, the Company desires to resolve the investigation initiated by the United States Department of Justice Environmental Crimes Section (the “DOJ”) related to allegations that a Terminix branch used methyl bromide as a fumigant at a resort in St. John, U.S. Virgin Islands, as well as other applications of methyl bromide by the Company; and

WHEREAS, the Company has evaluated and reviewed the matter, consulted with counsel, and the DOJ and the Company propose to enter into a Plea Agreement (“Plea Agreement”) and it is deemed advisable and in the best interests of the Company to enter into the Plea Agreement and pay the fines and penalties imposed pursuant to the Plea Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized and directed to enter a plea of guilty in the above referenced DOJ matter solely in conjunction and in accordance with the terms and conditions of the Plea Agreement and any new Information that may be filed by the DOJ; and

FURTHER RESOLVED, that Thomas L. Campbell, as Secretary and the internal counsel of the Company, and Timothy K. Webster and Kevin A. Rames, as outside counsel of the Company, are hereby authorized to and directed to execute the Plea Agreement with the DOJ, and any other documents required by the DOJ or the United States District Court of the Virgin Islands in conjunction with the Plea Agreement, all in the form and content as required.

SERVICEMASTER INTERNATIONAL HOLDINGS, INC.

By:  /s/ Thomas L. Campbell

      Thomas L. Campbell, Vice President & Secretary

STATE OF TENNESSEE

             §

SHELBY OF COUNTY

Subscribed and sworn, before me on this the 17th day of January, 2017.

       /s/ Gloria J. Clark

       Gloria J. Clark, Notary Public

My Commission Expires:  July 16, 2017

Attachment A

Community Service Project

Defendant Terminix International USVI, LLC (Terminix USVI) shall fund a Community Service Project, to be implemented by a third-party organization, to provide education and training in the U.S. Virgin Islands related to the application of pesticides, including fumigants, and the control of pests.

I.Funding

(a)In furtherance of the sentencing principles provided for under § 8B1.3 of the Federal Sentencing Guidelines and 18 U.S.C. § 3553(a), within 15 days after sentencing, Defendant Terminix USVI shall make a Community Service Payment of $1,000,000.00 to the National Fish and Wildlife Foundation (“NFWF”).   The Community Service Payment shall be used exclusively by NFWF to fund the Community Service Project set forth in Section II, below.

(b)NFWF is a charitable and nonprofit organization established pursuant to the National Fish and Wildlife Foundation Establishment Act, 16 U.S.C. §§ 3701-3710.  Its purposes include the acceptance and administration of  “property . . . to further the conservation and management of fish, wildlife, plants, and other natural resources,” and the performance of  “such other activities as will further the conservation and management of the fish, wildlife, and plant resources of the United States, and its territories and possessions for present and future generations of Americans.”  16 U.S.C. § 3701(b)(1), (2).  NFWF is empowered to “do any and all acts necessary and proper to carry out” these purposes, including, specifically, solicitation, acceptance, administration, and use of “any gift, devise or bequest . . . of real or personal property.”  16 U.S.C. § 3703(c)(1), (11).  NFWF’s Congressional charter mandates that it be governed by a Board of Directors that includes the Director of the United States Fish and Wildlife Service, the Under Secretary of Commerce for Oceans and Atmosphere, and various individuals educated or experienced in fish, wildlife, ocean, coastal, or other natural resource conservation.  16 U.S.C. § 3702(b)(1), (2).  NFWF is also required by its charter to submit to Congress annually a report of its proceedings and activities during such year, including a full and complete statement of its receipts, expenditures, and investments.  16 U.S.C. § 3706(a), (b).

(c)The Defendant Terminix USVI shall remit the Community Service Payment to NFWF by electronic funds transfer.  Payment via electronic funds transfer shall be made in accordance with written wiring instructions provided by NFWF through its Chief Financial Officer or Vice President, Impact-Directed Environmental Account.

(d)In administering and implementing the Community Service Project in Section II, below, NFWF shall not incur liability of any nature in connection with any act or omission, made in good faith, in the administration of the funds or otherwise pursuant to this Agreement (including, without limitation, liability arising from impacts on fish, wildlife, plant, or other natural resources, personal injury, or property damage), excepting, however, liability resulting from NFWF's gross negligence or willful misconduct.

(e)Because the Community Service Payment is designated as community service by an organization, the Defendant Terminix USVI agrees that it will not seek any reduction in its tax obligations as a result of the Community Service Payment.  In addition, because this payment constitutes community service, the Defendant will not characterize, publicize or refer to the Community Service Payment as a voluntary donation or voluntary contribution.

II.Community Service Project

NFWF shall in consultation with U.S. Environmental Protection Agency Region II (“Region II EPA”) and the Virgin Islands Department of Planning and Natural Resources (“VIDPNR”) administer and implement the following project until the Community Service Payment is exhausted.

(a) Commercial Pesticide Applicator Training.  The NFWF shall provide funding (whether via contract, grant, or otherwise) to pay the costs of semi-annual training for commercial pesticide applicators and their pesticide-handling employees (apprentices, helpers, agricultural and nursery workers) in the U.S. Virgin Islands.  The training program shall be designed to meet or exceed the licensing requirements of the VIDPNR.  Specifically:

•	The training shall be offered a minimum of one full day twice per year, once each on St. Thomas and St. Croix. Each session shall be open to at least 15 attendees.
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Each training module shall meet or exceed the standards set by VIDPNR for applicator core certification and recertification, and a core certification module must be offered at every session.  The training modules and proposed trainers shall be approved in advance by the Region II EPA and VIDPNR.

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Each training module shall include topic-specific Integrated Pest Management (“IPM”).  Additionally, a stand-alone IPM module shall also be offered (and be made available to the public online) that provides attendees with an understanding of IPM concepts and how to integrate IPM into their business plans.

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Each training module shall include topic-specific worker safety instruction concerning appropriate personal protective equipment (“PPE”) and safety procedures for the work that the attendees perform, including how to acquire, put on, use, and maintain all PPE, and how to implement appropriate safety procedures.

(b)Structural Fumigation Training.  NFWF shall also provide funding (whether via contract, grant, or otherwise) to pay the costs of annual fumigation training in the U.S. Virgin Islands.  The training program shall be designed to meet the licensing requirements of the VIDPNR.  Specifically:

•	Fumigation training shall be offered once per year (alternating between St. Thomas and St. Croix). Each session shall be open to at least 15 attendees.
•	Fumigation training shall only be provided in a given year if at least five individuals request the training after notice of the availability of the fumigation training has been publicized.

•	Unless otherwise approved by Region II EPA and VIDPNR, structural fumigation training shall only cover sulfuryl fluoride and not any other fumigant.
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The parties recognize that the fumigant manufacturers provide training and maintain purchasing requirements.  NFWF may elect to fund fumigation training through or in conjunction with training provided by any such manufacturer.

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Fumigation training shall include a module designed for certified applicators with structural category (40 C.F.R. § 171.3(b)(7)) certification and their pesticide-handling employees.  All fumigation training modules shall be approved in advance by Region II EPA and VIDPNR.

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Fumigation training shall cover the acquisition use and maintenance of fully compliant PPE, air concentration level measuring devices, and product metering devices for use with a full spectrum of fumigation pesticides.

(c)General Requirements.  The following general requirements shall apply to all training sessions:

•	All training sessions shall be provided free of charge. Attendees shall be responsible for travel, lodging, and associated costs, if any, to attend.
•	As used herein, “year” shall start with the date or anniversary of the date NFWF commenced this community service project.
•	As provided in (a) and (b) above, entities funded by NFWF to perform fumigation training must be approved in advance by Region II EPA and VIDPNR.
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All dates for training shall be widely publicized, at a minimum through print and social media.  Additionally, NFWF shall (either itself or through the entity providing the training) mail notices of the dates for training to all known licensed applicators and pest control companies in the U.S. Virgin Islands based on information to be provided by VIDPNR.

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All attendees must be provided paper or electronic manuals to take home that are sufficient to serve as reference material for the topics covered.  All training materials, including course materials and manuals, must be made available online to attendees following each session.

•	Attendees seeking certification or recertification must be given proof of completion documents sufficient for the award of credit by VIDPNR for core certification or recertification.
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The NFWF shall annually provide VIDPNR records of the training offered, including the names and contact information of the attendees, attendee scores on the training module examinations, as well as a summary of the cost of the training.

III.Defendant Terminix USVI

Defendant’s sole obligations herein are to provide the funding pursuant to Section I.  However, at the request of NFWF, and with the approval of Region II EPA and VIDPNR, Defendant may provide technical or other support for the community service project.